Exhibit 10.5

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

THIS Consultant Agreement, effective as of January 1, 2005 is by and between FGS Inc, a California corporation (the "Company''), and Kayla Keophounsouk ("Employee").

In consideration of the mutual covenants contained in this Agreement, the Company and Employee hereby-agree as follows:

1. TERM

1.1

Term. The term of this Agreement shall be for a minimum term of three (3) years commencing on January 1, 2005 (the "Term"). Thereafter, the Agreement shall automatically continue unless either party provides written notice to the other at least thirty (30) days prior to the effective date of termination.

1.2

Place of Performance.  In connection with Employee's Agreement with the Company, Employee shall work at the Company's headquarters office in California.

2.  DUTIES OF THE EMPLOYEE

2.1

Job Title.  Employee accepts being Executive Assistant to the CEO and secretary of the Board of the company with no voting rights.

2.2

Employee agrees to these multiple tasks.   Assistant Executive of the CEO, in charge of in house accounting, .secretary of the Board without voting rights and director of company main office.  Also Employee agrees to travel from time to time when it does not interfere with family life.

2.3

Loyal and Conscientious Performance of Duties.  Employee agrees that to the best of her ability and experience she will at all times loyally and conscientiously perform all of the duties and obligations required of her either expressly or implicitly by the terms of this Agreement.

2.4

Devotion of Time to Company's Business.

2.4.1

Employee shall devote a sufficient amount of her productive time, ability, and attention to the business of the Company to fulfill the duties and responsibilities undertaken herein.

2.5

Non-Disclosure of Confidential Information.  Employee will sign

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

the Company's written Confidentiality and Non-Solicitation Agreement, a copy of which will be attached for reference as Exhibit I.  Employee shall at all times abide by the terms of such agreement.

3.0  SALARY, SHARES AND BENEFITS

3.1

Salary/Bonuses.  As compensation for services rendered under this Agreement Employee shall receive an annual salary of Sixty Thousand dollars ($60,000).  Salary will be review by the CEO each quarter but with no obligation of raise. But company will adjust salary each year for inflation and cost of living.

3.2

Tissues of Shares as Enticement to Commit.

3.2.1

For the three (3) years commitment to participate in the structure and organization of the business operation of the company, Employee will be awarded, free of charge, two million (2,000,000) fully paid shares of the capital of the company. The shares will be issued upon execution of this agreement.

3.2.2

MS agrees to issue to Employee, free of charge, one million and two hundred thousand (1,200,000) fully paid common shares: one hundred thousand (100,000) shares immediately and one hundred thousand (100,000) shares each quarter starting April 2005, and so on for a total or eleven (11) quarters.

3.3

Benefits.  Employee shall be entitled to the following benefits:

3.3.1

Health Insurance Benefits. The Company will provide insurance for medical and dental coverage for Employee, and shall pay 100% of the premiums for such coverage.

3.3.2

Vacation and Holidays.  All holidays and four (4) non consecutive weeks each year.

3.3.3

Additional Benefits. Employee shall he entitled to any other bonus for employees and presence chips for Board meetings.

3.4

Reimbursement for Expenses Incurred.  The Company shall promptly reimburse Employee for all reasonable business expenses incurred by Employee in furthering the business of the Company, including expenditures for meals, hotels and travel. Any expense amount in excess of two hundred dollars ($200) shall require the prior agreement or agreement of the CFO of the Company.

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

4. TERMINATION OF AGREEMENT

4.1

Termination by the Company. The Employee's agreement hereunder may be terminated by the Company under the following circumstances:

4.1.1

Death of Employee.  This Agreement shall terminate automatically without notice upon the death of Employee.

4.1.2

Disability. This Agreement shall not terminate automatically upon the temporary disability of the Employee, but the Company may terminate this Agreement upon the permanent disability of the Employee. Employee shall be permanently disabled if Employee is unable because of a medical physical, or mental condition to perform substantially all of the duties that Employee performed for the Company prior to such incapacitation for a period of s ix (6) consecutive months or longer.

4.1.3

With Cause. The Company may terminate Employee's employment at any time for "cause."   For purposes of this Agreement, the Company shall have "cause" to terminate the Employee's employment hereunder upon the following: (1) the willful and continued failure by the Employee substantially to perform her duties hereunder (other than failure resulting from the Employee's incapacity due to physical or mental illness); or (2) the willful engaging by the Employee in misconduct which is materially injurious to the Company, monetarily or otherwise.  For purposes of this paragraph, no act, or failure to act, on the part of Employee shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by her that her action or omission was in the best interest of the Company.  Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause without (i) reasonable notice to the Employee setting forth reasons for the Company's intention to terminate for cause and granting Employee thirty (30) days to cure or remedy (if possible) the reasons for termination; (ii) an opportunity for Employee, together with her counsel, to be heard before the Board of Directors, and (iii) delivery to Employee of a Notice of Termination as defined in Section 4.9 hereof from the Board of Directors finding that in the good faith opinion of the Board of Directors Employee was guilty of misconduct set forth above in clause (1) or (2) of the preceding paragraph and was unable to cure or remedy the reasons for termination, and specifying the particulars thereof in detail.

4.1.4

Without Cause. The Company may terminate Employee's employment without cause or reason upon thirty (30) days written notice following

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

a majority vote of the Board of Directors and subject to the provisions below, including the terms of Section 4.2 herein. But Employee will be entitled to received salary and shares for a full quarter.

4.2

Termination by Employee. Employee's Agreement hereunder may be terminated by Employee under the following circumstances:

4.2.1

Resignation for Good Reason.   Employee may resign upon fifteen (15) days written notice for "good reason." Fur purposes of this provision. "good reason" shall exist if any of the following have occurred at any time within one hundred eighty ( I SO) days of Employee's notice:

(i)  The Company makes a general assignment for the benefit of creditors, files a voluntary bankruptcy petition, files a petition or answer seeking a reorganization, arrangement, composition, readjustment. liquidation, dissolution or similar relief under any law, there shall have been filed any petition or application for the involuntary bankruptcy of the Company. or other similar proceeding. in which an order for relief is entered or which remains un-dismissed for a period of thirty (30) days or more, or the Company seeks. consents to. or acquiesces in the appointment of a trustee, receiver, or liquidator of the Company or any material party of its assets: or

(ii)  there are material changes in Employee's titles, duties, or responsibilities without her express written consent; or

(iii) Company: fails to pay Employee the compensation and benefits required under this Agreement. .Employee will be entitled to a full quarter of salary and shares,

4.2.2

For Other than Good Reason. Employee may voluntarily resign for any reason other than a "good reason" upon thirty (30) days written notice to the Company without compensation except for any salary or shares already gained.

4.3

Notice of Termination. Any termination of the Employee's services by the Company or by the Employee shall be communicated by written Notice of Termination. “Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

4.4

Date of Termination. "Date of Termination" shall mean (i) if the Employee's agreement is terminated by her death, the date of her death; and (ii) if the Employee's agreement is terminated for any other reason. the date on which a Notice of Termination is received by the

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

Company or Employee.

4.5

Payment of Compensation upon Termination or Resignation. Upon termination or resignation for any reason. Employee shall receive all compensation earned through the last day of Employee's agreement.  Employee shall also be reimbursed for all reasonable expenses incurred through the Date of Termination.  Employee shall also be entitled to severance equal to one (1) month of her fees for each month served up to nine (9) months severance. unless Employee is terminated for cause or voluntarily terminates and fails to provide the notice required in Section

4.2.2. Such severance payment shall not accrue for the first three months of the Term.

 4.6

Compensation through Term.   In the event that Employee is terminated for reasons other than death, permanent disability (as defined above) or for cause, the Company shall continue to pay Employee's salary and shares for a full quarter.

4.7

Remedies. Any termination of this Agreement shall not prejudice any other remedy to which the Company or Employee may be entitled, either at law, equity, or under this Agreement.

5.  INDEMNIFICATION

5.1

Indemnification.  To the fullest extent permitted by applicable law, the Company agrees to indemnify, defend and hold Employee harmless from any and all claims, actions, costs. expenses, damages and liabilities, including without limitation. reasonable attorneys fees,  hereafter or heretofore arising out of or in connection with Employee’s Agreement with the Company. To the fullest extent permitted by applicable law, the Company shall advance to Employee expenses of defending any such action, claim or proceeding.  However, the Company shall not indemnify Employee or defend Employee against. or hold her harmless from any claims, damages. expenses or liabilities, including attorneys' fees, resulting from the gross negligence or willful misconduct of Employee or otherwise falling outside the scope of Employee's Agreement with the Company. For purposes of this paragraph. no act, or failure to act, on the part of Employee shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief by her that his action or omission was in the best interest of the Company. The duty to indemnify shall survive the expiration or early termination of this Agreement as to any claims based on facts or conditions which occurred or are alleged to have occurred prior to expiration or termination.

6.  GENERAL PROVISIONS

6.1 When Arbitration is Required. The parties agree to arbitrate all claims or disputes

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

between them arising from Employee's Agreement with the Company, or Employee's termination of employment. including hut not limited to. disputes regarding the interpretation or breach of the Agreement or any term or condition of this Agreement, breach of an express or implied Covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress: constructive discharge; unlawful discrimination or harassment under the Fair Employment and I lousing Act. the Civil Rights Acts of 1866, 1871. 1964. 1968_ and 1991. 42 U.S.C. § 1982, the Family and Medical Leave Act, the California Family Rights Act, the Americans with Disabilities Act, or the Age Discrimination in Employment Act, the Fair Labor Standards Act, and Chapter I of Part 1 of Division 2 of the California Labor Code.

6.2

Method of Arbitration.

6.2.1

The parties agree to submit their disputes to final and binding arbitration in accordance with provisions of the California Code of Civil Procedure Section1289 et seq.

6.2.2

A demand for arbitration must be made in writing and served on the other party to this Agreement. The demand must be made and completed within the applicable statute of limitations.

6.2.3

The parties will attempt to agree on an arbitrator to hear and determine the dispute.  If an agreement cannot be reached within fourteen (14) days of the demand for arbitration, each party will appoint one person as an arbitrator.  Those arbitrators will then jointly select a third arbitrator to hear and determine the matter with them. Any award issued by the two of the three arbitrators shall be binding on the parties.

6.2.4

The cost of arbitration shall be borne equally by each party.  Attorneys’ fees shall be paid to the prevailing party in the arbitration,

6.3

Professional Fees.  Should any litigation or arbitration he commenced between the parties concerning this Agreement, or the rights or duties of any party in relation to the Agreement, the party prevailing in such litigation shall he entitled, in addition to such other relief as may be granted, to recovery from the losing party a reasonable sum for its attorney, paralegal and other professional  fees and costs in such litigation, or any other separate action brought for that purpose.

6.4

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6.5

Entire Agreement. This Agreement supersedes any and all other Agreements whether oral or in writing between the parties.

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

6.6

Successors and Assigns.  This Agreement, all terms and conditions hereunder, and all remedies arising herefrom, shall inure to the benefit of and he binding upon the Company, any successor in interest to all or substantially all of the business and/or assets of the Company, and the heirs, administrators, successors and assigns of Employee. Except as provided in the preceding sentence, the rights and obligation of the parties hereto may not be assigned or transferred by either party without the prior written consent of the other party.

6.7

Notices. For purposes of this Agreement. notices. demands and all other communications provided for in this Agreement, shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested. postage prepaid as follows:

If to Employee:	If to the Company:
Mrs Kayla Keophounsouk 5665. N. Fresno St.. apt 124 Fresno, CA. 93710	FacePrint Global Solutions, Inc. 1111 E. Herndon, Suite 115 Fresno, California, 9371 1 Fax: 559-436-1061

or to such other address as either party may have furnished to the other in writing in accordance herewith. except that notices of change of address shall he effective Only upon receipt.

6.8

Severability.  If any provision of this Agreement is prohibited by or is unlawful or unenforceable under any applicable law of any jurisdiction as to such jurisdiction, such provision shall he ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

6.9

Section headings.  The section headings used in this Agreement are for convenience only and shall not affect the construction of any terms of this Agreement.

6.10

Survival of Obligations. Termination of this Agreement for any reason shall not relieve the Company or Employee of any obligation accruing or arising prior to such termination.

6.1 l

Amendments.  This Agreement may be amended only by written agreement of both the Company and Employee.

6.12

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which. when taken together, shall constitute only one legal instrument. This Agreement shall become effective when copies hereof. when taken together, shall bear the signatures of both parties hereto. It shall not he necessary in

FACEPRINT GLOBAL SOLUTIONS INC (FGS)

EXECUTIVE ASSISTANT EMPLOYEE AGREEMENT

Page

making proof of this Agreement to produce or account for more than one such counterpart.

6.13

Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

6.14

Conflicts with Change in Control Agreement. For any provision of this Agreement which conflicts with any provision of Employee's Change in Control Agreement. the provision of this Agreement shall take precedence.

"COMPANY"

"EMPLOYEE”

 FacePrint Global Solutions, Inc.

Kayla Keophounsouk

By:

_________________________

By: _________________________

Pierre Cote

Kayla Keophounsouk

Vice-Chariman and CEO